Execution Version
Exhibit 10.3

DIRECTOR INDEMNIFICATION AGREEMENT
Indemnification Agreement (this “Agreement”), dated the date set forth on the signature page hereof, between Warner Music Group Corp., a Delaware corporation (the “Company”) and the director whose name appears on the signature page hereof (“Indemnitee”).
WHEREAS, qualified persons are reluctant to serve corporations as directors or otherwise unless they are provided with appropriate indemnification and insurance against claims arising out of their service to and activities on behalf of the corporations;
WHEREAS, the Company has determined that attracting and retaining such persons is in the best interests of the Company and its stockholders, and the Company desires the benefits of having Indemnitee serve as a director secure in the knowledge that any and all expenses, liability or losses incurred by him or her in his or her good faith service to the Company will be borne by the Company and its successors and assigns;
WHEREAS, the Company has determined that it is reasonable, prudent and necessary for the Company to indemnify Indemnitee to the fullest extent permitted by applicable law and to provide reasonable assurance regarding insurance;
WHEREAS, this Agreement is a supplement to and in furtherance of the bylaws and certificate of incorporation of the Company, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and
WHEREAS, Indemnitee does not regard the protection available under the Company’s bylaws, certificate of incorporation and insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.
NOW, THEREFORE, in consideration of the Indemnitee’s agreement as a director from and after the date hereof, the Company and Indemnitee hereby agree as follows:
1.Defined Terms; Construction.
(a)Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Change in Control” means, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries acting in such capacity, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years commencing from and after the date hereof, individuals who at the beginning of such period constitute the board of directors of the Company (the “Board”) and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy,
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insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.
“Corporate Status” means the status of a person who is or was a director (or a member of any committee of a board of directors), officer, employee or agent (including without limitation a manager of a limited liability company) of the Company or any of its Subsidiaries, or of any predecessor thereof, or is or was serving at the request of the Company as a director (or a member of any committee of a board of directors), officer, employee or agent (including without limitation a manager of a limited liability company), of another entity, or of any predecessor thereof, including service with respect to an employee benefit plan (including in a fiduciary or settlor capacity).
“Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.
“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.
“Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees and expenses of experts, witnesses and public relations consultants, bonds, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, Insolvency Hearing Costs and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in (whether or not a party thereto), appealing or otherwise participating in a Proceeding.
“Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 5(e), who has not performed any services (other than services in connection with a Determination or a determination regarding the rights of indemnitees under other indemnity agreements with the Company) for the Company or any of its Subsidiaries, Indemnitee or any other party to the Proceeding giving rise to the claim for indemnification hereunder within the last three years. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
“Insolvency Hearing Costs” means the reasonable fees, costs and expenses incurred by Indemnitee to retain legal advisors for that Indemnitee’s preparation for and attendance at any formal or official hearing in connection with the investigation or inquiry into the affairs of any Company by any bankruptcy trustee or insolvency administrator, receiver, or liquidator or the equivalent under the laws of any jurisdiction where the facts underlying such hearing, investigation or inquiry may be expected to give rise to a Proceeding against such Indemnitee. Insolvency Hearing Costs shall not include any remuneration of any Indemnitee.
“Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation (i) a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, (ii) an appeal from any of the foregoing and (iii) any such action, suit or proceeding brought by or in the right of the Company or a third-party or in which Indemnitee is solely a witness in a proceeding involving the Company.
“Subsidiary” means any corporation, limited liability company, partnership or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by a Company.
“Voting Securities” means any securities of the Company that vote generally in the election of directors of the Company.

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(b)Construction. For purposes of this Agreement,
(i)References to the Company and any of its Subsidiaries shall include any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise that before or after the date of this Agreement is party to a merger or consolidation with the Company or any such Subsidiary or that is a successor to the Company as contemplated by Section 9(e) (whether or not such successor has executed and delivered the written agreement contemplated by Section 9(e)).
(ii)References to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan.
(iii)References to a “witness” in connection with a Proceeding shall include any interviewee or person called upon to produce documents in connection with such Proceeding.
2.Agreement to Serve.
Indemnitee agrees to serve as a director of the Company or one or more of its Subsidiaries and in such other capacities as Indemnitee may serve at the request of the Company from time to time, and by its execution of this Agreement the Company confirms its request that Indemnitee serve as a director and in such other capacities. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.
3.Indemnification.
(a)Priority of Indemnities. The obligations of the Company hereunder shall be primary, and advancement or indemnification obligations of Access Industries, LLC or any other affiliate of Access Industries, LLC or the Company shall be secondary.
(b)General Indemnification. Subject to Section 3(f), the Company shall indemnify Indemnitee, to the fullest extent permitted by applicable law in effect on the date hereof or as amended to increase the scope of permitted indemnification, against (i) Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement related thereto (including all interest, taxes, assessments and other charges in connection therewith) incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status, or (ii) any claims (including Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement related thereto and professional advisory service fees and expenses incurred in respect thereof (including all interest, taxes, assessments and other charges in connection therewith)) arising due to the Company paying compensation in respect of such Corporate Status other than in accordance with the payment terms otherwise applicable thereto, in each case whether or not Indemnitee is a party to such Proceeding and whether or not Indemnitee is serving in such Indemnitee’s Corporate Status at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. Indemnitee shall have the right to choose counsel of his or her own choice.
(c)Additional Indemnification Regarding Expenses. Without limiting the foregoing, in the event any Proceeding is initiated by Indemnitee, the Company, any of the Company’s Subsidiaries or any other person to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under the Company’s or any such Subsidiary’s certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement to which Indemnitee and the Company or any of its Subsidiaries is party, any vote of stockholders, unitholders, members, managers, partners or directors of the Company or any of its Subsidiaries, the DGCL, any other applicable law or any liability insurance policy, to the fullest extent allowable under applicable law, the Company shall indemnify Indemnitee against Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding in proportion to the success achieved by Indemnitee in such Proceeding and the efforts required to obtain such success, as determined by the court presiding over such Proceeding. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or made in bad faith.

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(d)Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for such portion.
(e)Nonexclusivity. The indemnification and advancement rights provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may now or in the future be entitled under the certificate of incorporation, bylaws or other organizational agreement or instrument of the Company or any of its Subsidiaries, any other agreement, any vote of stockholders or directors, the DGCL, any other applicable law or any liability insurance policy. Every other right and remedy shall be cumulative and in addition to every right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the certificate of incorporation, bylaws or other organizational agreement or instrument of the Company or any of its Subsidiaries and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
(f)Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated under this Agreement to indemnify Indemnitee:
(i)For Expenses incurred in connection with Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, application for declaratory relief, counterclaim or crossclaim, except (x) as contemplated by Section 3(c) and Section 3(b)(ii), (y) in specific cases if the Board has approved the initiation or bringing of such Proceeding and (z) if the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or as may be required by law.
(ii)For an accounting of profits arising from the purchase or sale by the Indemnitee of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
(iii)If and to the extent that it should ultimately be determined by a court of competent jurisdiction in a final and non-appealable decision that Indemnitee acted in bad faith and in a manner which he or she reasonably believed not to be in or opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed not to be in or opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
(g)Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute such documents and do such acts as the Company may reasonably request to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
(h)Contribution.
(i)The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee.
(ii)To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or

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penalties and amounts paid or to be paid in settlement), in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (x) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to such Proceeding and (y) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) or transaction(s).
4.Advancement of Expenses.
The Company shall pay all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status, other than a Proceeding initiated by Indemnitee for which the Company would not be obligated to indemnify Indemnitee pursuant to Section 3(f)(i), in advance of the final disposition of such Proceeding, without regard to whether (a) Indemnitee will ultimately be entitled to be indemnified for such Expenses, (b) an Adverse Determination has been made, except as contemplated by the last sentence of Section 5(f) or (c) Indemnitee is able to repay the Expenses. Indemnitee shall repay such amounts advanced only if and to the extent that it shall ultimately be determined by a court of competent jurisdiction in a final and non-appealable decision that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment. The Company agrees that for purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.
5.Indemnification Procedure.
(a)Notice of Proceeding; Cooperation. Indemnitee shall give the Company notice in writing as soon as practicable of any Proceeding for which indemnification or advancement of Expenses will or could be sought under this Agreement; provided that any failure or delay in giving such notice shall not relieve the Company of its obligations under this Agreement unless and to the extent that (y) none of the Company and its Subsidiaries are party to or aware of such Proceeding and (z) the Company is materially and adversely prejudiced by such failure. The Company shall be entitled to participate in the defense of any Proceeding entitled to indemnification under this Agreement or to assume the defense thereof, with counsel chosen by the Company and reasonably satisfactory to Indemnitee (not to be unreasonably withheld) upon delivery to Indemnitee of written notice of the Company’s election to do so; provided, however, that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in such Proceeding (including any impleaded parties) include both the Company and Indemnitee and the Indemnitee concludes that there may be one or more legal defense available to him that are different from or in addition to those available to the Company or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel that is selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld) (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding), and all Expenses related to such separate counsel shall be borne by the Company.
(b)Settlement. The Company will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld.
(c)Request for Payment; Timing of Payment. To obtain indemnification payments or advances under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee. The Company shall make indemnification payments to Indemnitee no later than 30 days, and advances to Indemnitee no later than 10 days, after receipt of the written request (and such invoices or other supporting information) of Indemnitee.

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(d)Determination. The Company intends that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 3 and that no Determination shall be required in connection with such indemnification. In no event shall a Determination be required in connection with advancement of Expenses pursuant to Section 4 or in connection with indemnification for Expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise (including, without limitation, settlement of any Proceeding with or without payment of money or other consideration or the termination of any issue or matter in such Proceeding by dismissal, with or without prejudice). Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within 30 days after receipt of Indemnitee’s written request for indemnification, as follows:
(i)If no Change in Control has occurred, (w) by a majority vote of the directors of the Company who are not, and have never been, parties to such Proceeding, even though less than a quorum, with the advice of Independent Legal Counsel, or (x) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, with the advice of Independent Legal Counsel, or (y) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Company and Indemnitee, or (z) by the stockholders of the Company.
(ii)If a Change in Control has occurred, by Independent Legal Counsel in a written opinion to the Company and Indemnitee.
The Company shall pay all Expenses incurred by Indemnitee in connection with a Determination. The Company promptly will advise Indemnitee in writing with respect to any Adverse Determination, including a description of any reason or basis for which indemnification is denied. In the event of a Favorable Determination, payment to Indemnitee shall be made within 10 days after such determination. If the person, persons or entity empowered or selected under this Section 5(d) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.
(e)Independent Legal Counsel. If there has not been a Change in Control, Independent Legal Counsel shall be selected by the Board and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been a Change in Control, Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Company shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to its engagement.
(f)Consequences of Determination; Remedies of Indemnitee. The Company shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination or to require the Company to make such payments or advances (and the Company shall have the right to defend its position in such Proceeding and to appeal any adverse judgment in such Proceeding). Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 3(c) and to have such Expenses advanced by the Company in accordance with Section 4. If Indemnitee fails to challenge an Adverse Determination within 180 days after the Indemnitee has been notified of such Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a court of competent jurisdiction in a final and non-appealable decision, then, to the extent and only to the extent required by such Adverse Determination or final decision, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.
(g)Presumptions; Burden and Standard of Proof. In connection with any Determination, or any review of any Determination, by any person, including a court:

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(i)It shall be a presumption that a Determination is not required.
(ii)It shall be a presumption that Indemnitee has met the applicable standard of conduct and has acted in good faith and that indemnification of Indemnitee is proper in the circumstances.
(iii)The burden of proof shall be on the Company to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Company establishes that there is no reasonable basis to support it.
(iv)The termination of any Proceeding by judgment, order, finding (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.
(v)Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by Indemnitee pursuant to Section 5(f), other than one to enforce a Favorable Determination, shall be de novo with respect to all determinations of fact and law.
6.Directors and Officers Liability Insurance.
(a)Maintenance of Insurance. The Company will use commercially reasonable efforts (taking into account the scope and amount of coverage available related to the cost thereof) to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its Subsidiaries from certain liabilities. So long as the Company or any of its Subsidiaries maintains liability insurance for any directors, officers, managers, employees or agents of any such person, the Company shall ensure that Indemnitee is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and its Subsidiaries’ then current directors and officers. If at any time (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s Corporate Status or (ii) neither the Company nor any of its Subsidiaries maintains any such insurance, the Company shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years (or such shorter period as is available on commercially reasonable terms) from such time, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s Corporate Status covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Company on the date hereof. The Company shall notify Indemnitee of any negative change to coverage or policy terms prior to making any such planned change. Upon request by an Indemnitee, the Company shall provide, at least annually, a certification as to the insurance coverage maintained pursuant to this section. Notwithstanding the foregoing, Indemnitee shall not be obligated to seek recovery under any insurance policies of the Company.
(b)Notice to Insurers. Upon receipt of notice of a Proceeding pursuant to Section 5(a), the Company shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Company shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies, unless the Company shall have paid in full all indemnification, advancement and other obligations payable to Indemnitee under this Agreement.
7.Exculpation, etc.
(a)Limitation of Liability. Indemnitee shall not be personally liable to the Company or any of its Subsidiaries or to the stockholders of the Company or any such Subsidiary for monetary damages for breach of fiduciary duty as a director of the Company or any such Subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or such Subsidiary or the stockholders thereof; (ii) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which the Indemnitee derived an improper personal benefit as is determined

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by a court of competent jurisdiction in a final and non-appealable decision. If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.
(b)Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its Subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or any of its Subsidiaries shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
8.Miscellaneous.
(a)Non-Circumvention. The Companies shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement or other obligations under this Agreement.
(b)Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
(c)Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth business day following the date of mailing if sent by airmail from a country outside of North America, to Indemnitee at the address shown on the signature page of this Agreement, to the Company at the address shown on the signature page of this Agreement, or in either case as subsequently modified by written notice.
(d)Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
(e)Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, including without limitation any acquiror of all or substantially all of the Company’s assets or business and any survivor of any merger or consolidation to which the Company is party, and shall inure to the benefit of and be enforceable by Indemnitee and Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators and assigns. The Company shall require and cause any such successor, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as the Company herein, and the Company shall not permit any such purchase of assets or business, acquisition of securities or merger or consolidation to occur until such written agreement has been executed and delivered. No such assumption and agreement shall relieve the Company of its obligations hereunder, and this Agreement shall not otherwise be assignable by the Company.
(f)Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another company or

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other entity) as well as for any act performed or omitted to be performed by the Indemnitee in connection with or arising out of or relating to the business of the Company or by virtue of Indemnitee’s relationship to the Company and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Proceeding relating to Indemnitee’s Corporate Status (including any rights of appeal thereto) and (ii) throughout the pendency of any Proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Proceeding.
(g)Choice of Law; Consent to Jurisdiction. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.
(h)Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall be cumulative of (and for the benefit of Indemnitee) and not supersede the provisions of the Company’s, or any of its Subsidiaries’, certificate of incorporation, bylaws or other organizational agreement or instrument of the Company and its Subsidiaries, any employment or other agreement, any vote of stockholders, unitholders, members, managers, partners or directors, the DGCL or other applicable law. To the extent of any conflict between the terms of this Agreement and any other corporate documents, the terms most favorable to Indemnitee shall apply at the election of Indemnitee.
(i)Counterparts. This Agreement may be executed in one or more counterparts (including facsimile counterparts), each of which shall constitute an original.
[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of         June 2        , 2020.
WARNER MUSIC GROUP CORP.
By: /s/ Paul Robinson
Name: Paul M. Robinson
Title: Executive Vice President, General Counsel and Secretary
Address:     1633 Broadway
    New York, New York 10019
AGREED TO AND ACCEPTED:
INDEMNITEE:

By:     /s/ Michael Lynton
    Name: Michael Lynton
    Title: Chairman of the Board of Directors
Address: c/o Warner Music Group Corp.
    1633 Broadway
    New York, New York 10019
[Signature Page to Director Indemnification Agreement]
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Schedule to Exhibit 10.3
The following directors are each party to an Indemnification Agreement with Warner Music Group Corp., each of which is substantially identical in all material respects to the Indemnification Agreement filed as Exhibit 10.3 to this Quarterly Report on Form 10-Q and is dated the date listed below across from such director’s name. The actual Indemnification Agreements for such directors are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K.

Name of Signatory	Date of Agreement
Michael Lynton	June 2, 2020
Lincoln Benet	June 2, 2020
Mathias Döpfner	June 2, 2020
Noreena Hertz	June 2, 2020
Ynon Kreiz	June 2, 2020
Len Blavatnik	June 2, 2020
Donald A. Wagner	June 2, 2020
Ceci Kurzman	October 1, 2020
Nancy Dubuc	May 1, 2023
Valentin Blavatnik	May 1, 2023
Robert Kyncl	May 5, 2023

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